Exhibit 10.5

SECOND AMENDMENT

TO THE

AMENDED AND RESTATED ASSET POOL ONE SUPPLEMENT

SECOND AMENDMENT TO THE AMENDED AND RESTATED ASSET POOL ONE SUPPLEMENT, dated as of February 1, 2006 (this “Amendment”), by and between CHASE ISSUANCE TRUST (formerly known as Bank One Issuance Trust), a statutory business trust organized under the laws of the State of Delaware (the “Issuing Entity”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly known as Wells Fargo Minnesota Bank, National Association), a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”) and Collateral Agent (the “Collateral Agent”).

WHEREAS, the Issuing Entity and the Indenture Trustee and Collateral Agent have heretofore executed and delivered an Asset Pool One Supplement, dated as of May 1, 2002, to the Indenture, dated as of May 1, 2002;

WHEREAS, the parties hereto have heretofore executed and delivered an Amended and Restated Asset Pool One Supplement, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005 (as amended, supplemented or otherwise modified, the “Agreement”), to the Amended and Restated Indenture, dated as of October 15, 2004, as amended by the Amendment thereto, dated as of February 1, 2006 (as amended, supplemented or otherwise modified, the “Indenture”);

WHEREAS, Section 6.7 of the Agreement and Section 9.01 of the Indenture provides that the Issuing Entity, without the consent of the Indenture Trustee, the Collateral Agent or any of the Noteholders, may amend the Agreement upon delivery of an Issuing Entity Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Agreement or of modifying in any manner the rights of the Holders of the Notes under the Indenture, any Indenture Supplement or the Asset Pool Supplement; provided, however, that (i) the Issuing Entity shall deliver to the Indenture Trustee, the Collateral Agent and the Owner Trustee an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and that such amendment does not adversely affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee or the Collateral Agent and (ii) each Note Rating Agency confirms in writing that such amendment will not cause a Ratings Effect;

WHEREAS, each of the Indenture Trustee and the Collateral Agent has received an Issuing Entity Tax Opinion; and each of the Indenture Trustee, the Collateral Agent and the Owner Trustee has received (i) an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and that this Amendment does not adversely affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee or the Collateral Agent and (ii) from each Note Rating Agency, confirmation in writing that this Amendment will not cause a Ratings Effect; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

NOW, THEREFORE, the Issuing Entity and the Collateral Agent are executing and delivering this Amendment in order to amend the provisions of the Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement, or if not therein, the Indenture.

SECTION 1. Amendment to Section 1.01.

(a) Section 1.01 of the Agreement is hereby amended to delete the definition of “Issuer” and replace it with the following:

“Issuing Entity” means Chase Issuance Trust, a Delaware statutory trust.

(b) Section 1.01 of the Agreement is hereby amended to add the following defined terms:

“Monthly Servicer’s Certificate” has the meaning specified in Section 3.14.

SECTION 2. Section 3.14. A new Section 3.14 shall be added and shall read as follows:

Section 3.14. Monthly Servicer’s Certificate. Unless otherwise stated in the related Indenture Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency, a certificate of a duly authorized representative of the Servicer substantially in the form of Exhibit F. In addition, on each Distribution Date beginning with the Distribution Date in the Monthly Period following the Monthly Period in which the first issuance of Notes occurs in 2006, the Servicer shall forward to the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency, a report containing all material information listed in Item 1121 of Regulation AB but not otherwise included in the Asset Pool One Monthly Servicer’s Certificate or any Monthly Noteholder’s Statement, which report shall be included in the Issuing Entity’s monthly distribution report on Form 10-D to be filed with the Commission.

SECTION 3. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 4. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Amendment.

SECTION 5. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CHASE ISSUANCE TRUST,
as Issuing Entity

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee on behalf of the Issuing Entity

By:	/s/ Joann A. Rozell
Name:	Joann A. Rozell
Title:	Assistant Vice President

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Indenture Trustee and Collateral Agent and not in its individual capacity

By:	/s/ Cheryl Zimmerman
Name:	Cheryl Zimmerman
Title:	Assistant Vice President

Acknowledged and Accepted:

CHASE BANK USA, NATIONAL ASSOCIATION,

as Transferor, Servicer and Administrator

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

Amendment No. 2 - A&R Asset Pool One Supplement

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